Oppenheimer Tower

Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

FIRST QUARTER 2017

Executive Summary

We own and operate 18 million square feet of Class A office properties (17.7 million at March 31, 2017), 3,320 apartment units and a residential development pipeline of approximately 850 units in the premier coastal submarkets of Los Angeles and Honolulu.

•	Financial Results: For the three months ended March 31, 2017 compared to three months ended March 31, 2016:

◦	Net income attributable to common stockholders increased by 24.0% to $19.0 million,

◦	Funds From Operations (FFO) increased by 9.9% to $83.7 million, or $0.47 per share,

◦	Adjusted Funds From Operations (AFFO) increased by 11.6% to $69.7 million, or $0.39 per share, and

◦	Same property cash NOI increased by 6.1% to $105.1 million.

•
Office Fundamentals: Given the high occupancy and strong rental rate growth in most of our submarkets, we have been aggressively recapturing below-market space, and relocating tenants within our portfolio, to realize our embedded rent spreads more rapidly. As a result, we have increased the average in-place office rents across our entire portfolio by 5.5% over the last 12 months. During the first quarter, straight-line rents for office leases increased 29.0% from expiring leases covering the same space, and starting cash rents increased 12.9% compared to the expiring cash rents. We signed 844,148 square feet of office leases during the first quarter. Reflecting year end seasonal move outs and the early recapture of below-market space mentioned above, our leased rate declined by 50 basis points.

•	Multifamily Fundamentals: During the first quarter, our multifamily portfolio remained fully leased. Our same property cash NOI increased by 6.5% compared to the prior year quarter.

•
G&A. G&A for the first quarter included one-time payroll taxes as the result of option exercises. As we did last year, we issued approximately 1.1 million shares in April under our ATM, which offset the decline in fully diluted outstanding shares resulting from the option exercise. Despite the one-time payroll tax impact, G&A was still only 5.2% of revenues, well below our benchmark group.

•
Acquisitions: On April 25, 2017, a consolidated joint venture that we manage, in which we own 20%, paid $352.8 million to acquire two Class A office properties in downtown Santa Monica totaling approximately 293,000 square feet. The properties are located at 1299 Ocean Avenue and 429 Santa Monica Blvd. The joint venture financed $142 million of the purchase price with its secured, non–recourse, interest only loan that matures in July 2019 and bears interest at LIBOR + 1.55%.

•
Development. During the first quarter, we received final City Council approval for the construction of our 376 unit high rise apartment building in Brentwood, with ground breaking expected later this year. The first phase of 238 units at our Moanalua Hillside project is almost topped-out and is scheduled for delivery in the fourth quarter.

•	Debt: At March 31, 2017, our pro forma net debt to enterprise value was 37%, with no debt maturities until August 2018.

•	Dividends: On April 14, 2017, we paid a quarterly cash dividend of $0.23 per common share, or $0.92 per common share on an annualized basis, to our shareholders of record on March 31, 2017.

•
Guidance: We are updating our 2017 full year guidance for Net Income Per Common Share to $0.52 to $0.58, and increasing our guidance to $1.89 to $1.95 for FFO and $1.54 to $1.60 for AFFO. See page 23 for more information regarding our guidance.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This First Quarter 2017 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of March 31, 2017

Office Portfolio

	Consolidated	Total
Properties	59	67
Rentable Square Feet (in thousands)	15,886	17,710
Leased rate	91.7%	91.7%
Occupancy rate	89.5%	89.6%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,320
Leased rate		99.6%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding	179,176
Common stock closing price per share (NYSE:DEI)	$38.40
Equity Capitalization	$6,880,343

Leverage Ratio (in thousands, except percentages)

Consolidated Net Debt(1)(2)	$4,342,406
Pro Forma Net Debt(1)(3)	$4,111,891
Pro forma enterprise value	$10,992,234
Pro forma net debt to enterprise value	37%

AFFO Payout Ratio

Three months ended March 31, 2017	58.8%

__________________________________________________

(1)	See page 12 for more information concerning our outstanding loans.

(2)	Net of cash and cash equivalents of $85.5 million, without deducting unamortized deferred loan costs of $36.5 million.

(3)	Net of cash and cash equivalents of $42.9 million, without deducting unamortized deferred loan costs of $28.4 million.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of March 31, 2017

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Company Overview

Board of Directors and Executive Officers
as of March 31, 2017

BOARD OF DIRECTORS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	President and Chief Executive Officer, Optum Analytics
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer, Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

EXECUTIVE OFFICERS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2017	December 31, 2016
Assets
Investment in real estate:
Land	$1,022,340	$1,022,340
Buildings and improvements	7,223,644	7,221,124
Tenant improvements and lease intangibles	703,537	696,197
Property under development	70,416	58,459
Investment in real estate, gross	9,019,937	8,998,120
Less: accumulated depreciation and amortization	(1,844,009)	(1,789,678)
Investment in real estate, net	7,175,928	7,208,442
Cash and cash equivalents	85,533	112,927
Tenant receivables, net	3,391	2,165
Deferred rent receivables, net	96,754	93,165
Acquired lease intangible assets, net	4,833	5,147
Interest rate contract assets	41,234	35,656
Investment in unconsolidated real estate funds	142,655	144,289
Other assets	36,371	11,914
Total assets	$7,586,699	$7,613,705

Liabilities
Secured notes payable and revolving credit facility, net	$4,391,410	$4,369,537
Interest payable, accounts payable and deferred revenue	97,316	75,229
Security deposits	46,153	45,990
Acquired lease intangible liabilities, net	62,685	67,191
Interest rate contract liabilities	2,600	6,830
Dividends payable	35,228	34,857
Total liabilities	4,635,392	4,599,634

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,531	1,515
Additional paid-in capital	2,676,960	2,725,157
Accumulated other comprehensive income	22,858	15,156
Accumulated deficit	(836,859)	(820,685)
Total Douglas Emmett, Inc. stockholders' equity	1,864,490	1,921,143
Noncontrolling interests	1,086,817	1,092,928
Total equity	2,951,307	3,014,071
Total liabilities and equity	$7,586,699	$7,613,705

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016

Revenues
Office rental
Rental revenues	$133,016	$111,006
Tenant recoveries	11,050	10,211
Parking and other income	26,282	23,162
Total office revenues	170,348	144,379

Multifamily rental
Rental revenues	22,241	22,427
Parking and other income	1,892	1,766
Total multifamily revenues	24,133	24,193

Total revenues	194,481	168,572

Operating Expenses
Office expenses	54,885	47,883
Multifamily expenses	5,947	6,031
General and administrative	10,156	8,071
Depreciation and amortization	67,374	55,552
Total operating expenses	138,362	117,537

Operating income	56,119	51,035

Other income	2,162	2,089
Other expenses	(1,724)	(3,004)
Income, including depreciation, from unconsolidated funds	2,177	1,586
Interest expense	(36,954)	(35,660)
Net income	21,780	16,046
Less: Net income attributable to noncontrolling interests	(2,731)	(680)
Net income attributable to common stockholders	$19,049	$15,366

Net income per common share - basic	$0.124	$0.104
Net income per common share - diluted	$0.123	$0.101

Weighted average shares of common stock outstanding - basic	152,490	147,236
Weighted average shares of common stock outstanding - diluted	153,655	151,451

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Funds From Operations (FFO)
Net income attributable to common stockholders	$19,049	$15,366
Depreciation and amortization of real estate assets	67,374	55,552
Net income attributable to noncontrolling interests	2,731	680
Adjustments attributable to unconsolidated funds(2)	4,036	3,933
Adjustments attributable to consolidated joint ventures(2)	(9,521)	585
FFO	$83,669	$76,116

Adjusted Funds From Operations (AFFO)
FFO	$83,669	$76,116
Straight-line rent	(3,588)	(2,919)
Net accretion of acquired above- and below-market leases	(4,192)	(3,304)
Loan costs	2,111	1,338
Recurring capital expenditures, tenant improvements and leasing commissions	(14,464)	(12,296)
Non-cash compensation expense	4,559	4,097
Adjustments attributable to unconsolidated funds(2)	(1,331)	(1,361)
Adjustments attributable to consolidated joint ventures(2)	2,983	848
AFFO	$69,747	$62,519

Weighted average shares of common stock outstanding - diluted	153,655	151,451
Weighted average units in our operating partnership outstanding	26,025	26,896
Weighted average fully diluted shares outstanding	179,680	178,347

Net income per common share - diluted	$0.12	$0.10
FFO per share - fully diluted	$0.47	$0.43
Dividends declared per share	$0.23	$0.22
______________________________________________

(1)
Reflects the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures and the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)
(Unaudited; in thousands, except statistics)

	As of March 31,
	2017	2016
Office Statistics
Number of properties	51	51
Rentable Square Feet (in thousands)	12,955	12,784
Ending % leased	92.3%	92.9%
Ending % occupied	90.2%	91.3%
Quarterly average % occupied	90.5%	91.4%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.6%	99.1%

	Three Months Ended March 31,		% Favorable
	2017	2016	(Unfavorable)
Net Operating Income (NOI)(1)
Office revenues	$135,033	$130,188	3.7%
Office expenses	(42,683)	(42,385)	(0.7)%
Office NOI	92,350	87,803	5.2%

Multifamily revenues(2)	20,499	20,553	(0.3)%
Multifamily expenses	(4,903)	(5,088)	3.6%
Multifamily NOI	15,596	15,465	0.8%

	$107,946	$103,268	4.5%

Cash Net Operating Income (NOI)(1)
Office cash revenues	$132,169	$126,804	4.2%
Office cash expenses	(42,696)	(42,398)	(0.7)%
Office Cash NOI	89,473	84,406	6.0%

Multifamily cash revenues	20,489	19,717	3.9%
Multifamily cash expenses	(4,903)	(5,088)	3.6%
Multifamily Cash NOI	15,586	14,629	6.5%

	$105,059	$99,035	6.1%

_________________________________________________

(1)	For a reconciliation of these items to Net Income, please see page 10.

(2)
The 2016 period includes $840,000 in non cash revenue from the amortization of below-market lease intangibles from our IPO related to our pre-1999 residential units. The completion of that amortization in 2016 reduced 2017 period multifamily revenues by 4.1%.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended March 31,
	2017	2016

Same property office cash revenues	$132,169	$126,804
Non cash adjustments per definition of NOI	2,864	3,384
Same property office revenues	135,033	130,188

Same property office cash expenses	(42,696)	(42,398)
Non cash adjustments per definition of NOI	13	13
Same property office expenses	(42,683)	(42,385)

Office NOI	92,350	87,803

Same property multifamily cash revenues	20,489	19,717
Non cash adjustments per definition of NOI	10	836
Same property multifamily revenues	20,499	20,553

Same property multifamily expenses	(4,903)	(5,088)

Multifamily NOI	15,596	15,465

Same Property NOI	107,946	103,268
Non-comparable office revenues	35,315	14,191
Non-comparable office expenses	(12,202)	(5,498)
Non-comparable multifamily revenues	3,634	3,640
Non-comparable multifamily expenses	(1,044)	(943)
NOI	133,649	114,658
General and administrative	(10,156)	(8,071)
Depreciation and amortization	(67,374)	(55,552)
Operating income	56,119	51,035
Other income	2,162	2,089
Other expenses	(1,724)	(3,004)
Income, including depreciation, from unconsolidated real estate funds	2,177	1,586
Interest expense	(36,954)	(35,660)
Net income	21,780	16,046
Less: Net income attributable to noncontrolling interests	(2,731)	(680)
Net income attributable to common stockholders	$19,049	$15,366

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Supplemental Financial Data for Joint Ventures and Funds
(Unaudited, in thousands)

The tables below present certain financial data for our wholly owned properties, consolidated joint ventures and unconsolidated funds:

	Three months ended March 31, 2017

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$163,920	$30,561	$18,626
Operating expenses	$50,734	$10,099	$6,394
Straight-line rent	$1,881	$1,707	$163
Above/below-market lease revenue	$1,087	$3,105	$24
Cash NOI attributable to outside interests(3)	$—	$10,192	$4,412
Our share of Cash NOI(4)	$110,218	$5,458	$7,633
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and partially own and which own a combined seven Class A office properties totaling 2.3 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for two unconsolidated Funds which we manage and partially own and which own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI attributable to interests other than our fully diluted shares under the applicable agreements.

(4)	Represents the share of Cash NOI attributable to our fully diluted shares.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Outstanding Loans (As of March 31, 2017, unaudited and in thousands)

Maturity Date(1)		Principal Balance	Our Share(2)	Effective Rate(3)	Swap Maturity Date

Consolidated Loans - Wholly Owned Subsidiaries

8/5/2018	(4)	$348,379	$348,379	4.14%	--
2/1/2019	(4)	149,188	149,188	4.00%	--
6/5/2019	(4)	284,578	284,578	3.85%	--
10/1/2019		145,000	145,000	LIBOR + 1.25%	--
3/1/2020	(4)(5)	344,314	344,314	4.46%	--
11/1/2020		388,080	388,080	3.65%	11/1/2017
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023		220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
8/21/2020	(6)	25,000	25,000	LIBOR + 1.40%	--
Subtotal		3,701,939	3,701,939

Consolidated Loans - Joint Ventures

7/21/2019		146,000	29,200	LIBOR + 1.55%	--
2/28/2023		580,000	174,000	2.37%	3/1/2021
Total Consolidated Loans	(7)	$4,427,939	$3,905,139

Unconsolidated Loans - our Funds

5/1/2018		$325,000	$222,980	2.35%	5/1/2017
3/1/2023		110,000	26,680	2.30%	3/1/2021
Total Unconsolidated Loans		$435,000	$249,660

Total Loans			$4,154,799

___________________________________________________
Except as otherwise noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires monthly payments of interest only with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is determined by multiplying the principal balance by our share of the equity of the borrowing entity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	Interest rate is fixed until March 1, 2018.

(6)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%

(7)
At March 31, 2017, the weighted average remaining life, including extension options, of our total consolidated term loans (not including our revolving credit facility and our unconsolidated Funds debt) was 4.6 years. For the $4.11 billion of term loans on which the interest rate was fixed under the terms of the loan or a swap, the weighted average (i) remaining life was 4.8 years, (ii) remaining period during which the interest rate was fixed was 2.9 years, (iii) annual interest rate was 3.28% and (iv) effective interest rate was 3.43% (including the non-cash amortization of prepaid loan costs).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of March 31, 2017

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Beverly Hills(3)	9	1,869,880	10.6%	7,275,566	22.7%
Brentwood	15	2,057,262	11.6	3,446,845	59.7
Burbank	1	420,949	2.4	6,919,450	6.1
Century City	3	948,138	5.3	10,064,599	9.4
Honolulu	4	1,716,716	9.7	5,088,599	33.7
Olympic Corridor	5	1,139,057	6.4	3,408,039	33.4
Santa Monica	9	1,129,529	6.4	9,670,559	11.7
Sherman Oaks/Encino	12	3,473,495	19.6	6,179,129	56.2
Warner Center/Woodland Hills	3	2,827,990	16.0	7,227,247	39.1
Westwood	6	2,126,676	12.0	4,721,523	45.0
Total	67	17,709,692	100.0%	64,001,556	27.3%

(1)
The submarket Rentable Square Feet is sourced from the 2017 first quarter CBRE Marketview report. Changes from last quarter are due to adjustments made by CBRE with respect to existing buildings, not new construction.

(2)	Our market share in the submarket is calculated by dividing Rentable Square Feet by the submarket Rentable Square Feet.

(3)
In our Beverly Hills submarket data we include one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of March 31, 2017
Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	96.3%	$77,490,960	$44.54	$3.71
Brentwood	93.0	74,209,472	40.66	3.39
Burbank	100.0	16,016,268	38.05	3.17
Century City	94.5	37,580,712	44.18	3.68
Honolulu	87.3	47,703,978	32.90	2.74
Olympic Corridor	95.6	35,100,933	34.34	2.86
Santa Monica	97.1	64,929,407	61.77	5.15
Sherman Oaks/Encino	88.7	102,575,546	34.81	2.90
Warner Center/Woodland Hills	88.6	67,940,149	28.58	2.38
Westwood	91.2	83,220,040	45.65	3.80
Total / Weighted Average	91.7%	$606,767,465	39.13	3.26

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended March 31, 2017				$0.04

_______________________________________________________________

(1)	Includes 377,824 square feet with respect to signed leases not yet commenced at March 31, 2017.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced at March 31, 2017).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of March 31, 2017

Portfolio Median and Average Tenant Size

	Median Tenant Size	Average Tenant Size

Square Feet	2,600	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,402	49.5%	1,929,104	12.4%	$75,116,575	12.4%
2,501-10,000	1,070	37.8	5,249,893	33.9	202,830,387	33.4
10,001-20,000	232	8.2	3,204,466	20.7	124,675,280	20.5
20,001-40,000	95	3.3	2,565,501	16.5	101,791,261	16.8
40,001-100,000	29	1.0	1,595,723	10.3	66,139,856	10.9
Greater than 100,000	5	0.2	961,415	6.2	36,214,106	6.0
Total	2,833	100.0%	15,506,102	100.0%	$606,767,465	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of March 31, 2017

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	2	2	2017-2019	430,810	2.4%	$16,327,067	2.7%
William Morris Endeavor(3)	1	1	2027	185,296	1.1	9,838,344	1.6
UCLA(4)	21	10	2017-2026	210,974	1.2	9,593,953	1.6
Equinox Fitness(5)	5	5	2018-2033	180,087	1.0	6,968,853	1.1
Total	29	18		1,007,167	5.7%	$42,728,217	7.0%

(1) Expiration dates are per lease. Ranges reflect leases other than storage and similar leases.
(2) The square footage under these leases expire as follows: 10,000 square feet in 2017 and 421,000 square feet in 2019.
(3) Tenant has options to terminate 2,000 square feet in 2020 and 183,000 square feet in 2022.

(4) The square footage under these leases expire as follows: 6,000 square feet in 2017, 48,000 square feet in 2018, 13,000 square feet in 2019, 39,000 square feet in 2020, 41,000 square feet in 2021 (tenant has an option to terminate 7,000 square feet in 2020), 47,000 square feet in 2022 (tenant has an option to terminate 24,000 square feet in 2020), and 15,000 square feet in 2026 (tenant has an option to terminate 15,000 square feet in 2023).

(5) The square footage under these leases expire as follows: 44,000 square feet in 2018, 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027 and 30,000 square feet in 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of March 31, 2017

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	553	18.3%
Financial Services	377	14.2
Entertainment	198	12.7
Real Estate	262	10.5
Accounting & Consulting	359	9.8
Health Services	363	8.6
Retail	205	6.2
Technology	123	5.5
Insurance	102	4.6
Educational Services	44	3.0
Public Administration	93	2.6
Advertising	66	2.0
Other	88	2.0
Total	2,833	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of March 31, 2017
(1) Average of the percentage of leases expiring at March 31, 2014, 2015, and 2016 with the same remaining duration as the leases for the labeled year had at March 31, 2017. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at March 31, 2017	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	58	177,139	1.0%	$6,625,379	1.1%	$37.40	$37.40
2017	414	1,545,455	8.7	55,547,306	9.2	35.94	36.25
2018	599	2,337,887	13.2	91,597,412	15.1	39.18	40.76
2019	470	2,263,668	12.8	86,257,068	14.2	38.10	40.50
2020	444	2,299,155	13.0	88,630,943	14.6	38.55	42.27
2021	332	1,946,183	11.0	77,044,829	12.7	39.59	44.55
2022	214	1,409,088	7.9	53,630,649	8.8	38.06	45.53
2023	117	1,239,904	7.0	48,178,223	7.9	38.86	46.19
2024	69	596,591	3.4	23,746,866	3.9	39.80	49.55
2025	40	506,505	2.9	23,579,225	3.9	46.55	59.95
2026	32	446,003	2.5	19,884,885	3.3	44.58	59.24
Thereafter	44	738,524	4.2	32,044,680	5.3	43.39	57.78
Subtotal/Weighted Average	2,833	15,506,102	87.6%	606,767,465	100.0%	39.13	44.11
Signed leases not commenced		377,824	2.1
Available		1,470,107	8.3
Building Management Use		125,613	0.7
BOMA Adjustment(3)		230,046	1.3
Total/Weighted Average	2,833	17,709,692	100.0%	$606,767,465	100.0%	39.13	44.11

___________________________________________________

(1)	Represents annualized rent at March 31, 2017 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Quarterly Lease Expirations - Next Four Quarters
Total Office Portfolio as of March 31, 2017

	Q2 2017	Q3 2017	Q4 2017	Q1 2018

Expiring Square Feet(1)	349,709	555,630	640,116	597,176
Percentage of Portfolio	2.0%	3.1%	3.6%	3.4%
Expiring Rent per Square Foot(2)	$39.39	$34.70	$35.89	$38.95

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q2 2017	Q3 2017	Q4 2017	Q1 2018

Beverly Hills	Expiring SF(1)	16,643	40,563	31,158	69,225
	Expiring Rent per SF(2)	$40.41	$44.24	$41.20	$46.14

Brentwood	Expiring SF(1)	44,862	84,202	42,059	92,375
	Expiring Rent per SF(2)	$37.83	$35.38	$40.51	$38.32

Century City	Expiring SF(1)	60,521	5,773	61,391	10,229
	Expiring Rent per SF(2)	$46.89	$42.99	$37.81	$42.35

Honolulu	Expiring SF(1)	36,543	36,838	60,616	82,104
	Expiring Rent per SF(2)	$30.08	$31.77	$31.96	$32.56

Olympic Corridor	Expiring SF(1)	23,972	47,060	62,899	29,817
	Expiring Rent per SF(2)	$31.41	$31.91	$35.22	$32.68

Santa Monica	Expiring SF(1)	14,636	—	21,892	51,970
	Expiring Rent per SF(2)	$62.84	—	$58.97	$61.62

Sherman Oaks/Encino	Expiring SF(1)	53,459	206,375	117,549	104,979
	Expiring Rent per SF(2)	$34.52	$33.70	$35.74	$33.83

Warner Center/Woodland Hills	Expiring SF(1)	43,384	112,730	204,335	83,280
	Expiring Rent per SF(2)	$31.79	$31.71	$30.66	$29.71

Westwood	Expiring SF(1)	55,689	22,089	38,217	73,197
	Expiring Rent per SF(2)	$46.19	$47.90	$45.91	$43.95

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of March 31, 2017, other than 177,139 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended March 31, 2017

		Rentable Square Feet	Percentage

Net Absorption During Quarter(1)		(86,540)	(0.49)%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	71	292,211	74
Renewal leases	117	551,937	54
All leases	188	844,148	61

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$43.84	$45.92	N/A
Prior leases for the same space	$34.26	$35.59	$38.83
Percentage change	28.0%	29.0%	12.9%	(3)

Average Office Lease Transaction Costs (Per Square Foot)(4)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$46.96	$7.61
Renewal leases signed during the quarter	$18.54	$4.12
All leases signed during the quarter	$28.38	$5.59

________________________________________________________________

(1)	Net absorption excludes the impact of acquisitions, dispositions and building remeasurements during the quarter.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases signed during the quarter compared to the prior lease on the same space, excluding Short Term Leases and leases on space where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases executed during the quarter and the expiring cash rent on the prior leases for the same space.

(4)	Represents the weighted average of tenant improvements and leasing commissions.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of March 31, 2017

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,550	47
Santa Monica	2	820	25
Total	10	3,320	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.8%	$29,529,228	$2,596
Honolulu	99.7	33,544,824	1,813
Santa Monica(1)	99.0	27,702,996	2,843
Total / Weighted Average	99.6%	$90,777,048	2,291

Recurring Multifamily Capital Expenditures per Unit

For the three months ended March 31, 2017	$97

________________________________________________________________
(1)    Excludes 10,495 square feet of ancillary retail space generating annualized rent of $370,885.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Developments

Multifamily Development Projects(1)
Rendering of our proposed new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right respectively).

We are currently working on two multifamily development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units (net)	Estimated Cost	Anticipated Delivery
475	$120 million	Phase 1 (238 Units) - Late 2017 Phase 2 (237 Units) - Late 2018
We are adding 475 units (net of existing units removed) to our Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The $120 million estimated cost of the new units does not include the cost of the land which we owned before beginning the project. We also plan to invest additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.

The Landmark, Brentwood, California
Projected Units	Estimated Cost	Anticipated Start of Construction	Anticipated Construction Period
376	$120 - $140 million	Late 2017	18-24 months
The Landmark will be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower will be located on a site that is directly adjacent to an existing office building and a 712 unit residential property that we own. As part of the project we are building a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community. The $120 - $140 million estimated cost does not include the cost of the land or the existing underground parking garage, both of which we owned before beginning the project.

(1)	All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2017 OUTLOOK(1)

Metric	2017 Guidance (per share)
Net Income Per Common Share - Diluted	$0.52 to $0.58
Funds From Operations (FFO) - Fully Diluted	$1.89 to $1.95
Adjusted Funds From Operations (AFFO) - Fully Diluted	$1.54 to $1.60

Below are some of the assumptions we used in providing this guidance:

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy	Revised to reflect higher vacancy acquisitions and the early recapture of below-market space.	89.5% to 90.5%	Revised
Residential Leased Rate	We manage our apartment portfolio to be fully leased due to rent control in our markets. This does not include the impact of the lease up of newly developed units placed in service during the year.	Essentially Fully Leased	Unchanged
Same Property Cash NOI	Includes revenue from early lease terminations and prior year CAM reconciliations.	Annual Increase of 5.0% to 6.0%	Unchanged
Core Same Property Cash NOI	Excludes revenue from early lease terminations and prior year CAM reconciliations.	Annual Increase of 5.5% to 6.5%	Unchanged
Net Revenue from Above/Below Market Leases
Reflects the impact of new consolidated acquisitions as well as a $3.0 million reduction from completing the amortization of below-market lease intangibles from our IPO related to our pre-1999 residential units.
		$15.5 to $17.5 million	Revised
Straight-Line Revenue	Reflects the impact of new consolidated acquisitions.	$10 to $12 million	Revised
G&A		$35 to $39 million	Unchanged
Interest Expense	Reflects the impact of new consolidated acquisitions.	$152 to $154 million	Revised
Weighted Average Fully Diluted Shares Outstanding		180 to 181 million	Unchanged
____________________________________________________

(1)
Except as disclosed, our guidance does not include the impact of possible future property acquisitions or dispositions, including acquisition and disposition costs, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

Reconciliation of Non-GAAP Guidance
(Unaudited and in millions, except per share amounts)

Below is a reconciliation of our guided Net Income Per Common Share - Diluted to FFO and AFFO per share- Fully Diluted for 2017:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$80	$90
Adjustments for depreciation and amortization of real estate assets	275	265
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(13)	(4)
FFO	$342	$351

Reconciliation of FFO to AFFO

FFO	$342	$351
Adjustments for non cash revenues	(25)	(29)
Adjustments for loan costs and non cash compensation expense	34	23
Adjustments for recurring capital expenditures, tenant improvements and leasing commissions	(75)	(65)
Adjustments for consolidated JVs and unconsolidated funds	2	8
AFFO	$278	$288

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	155	154
Weighted average units in our operating partnership outstanding	26	26
Weighted average fully diluted shares outstanding	181	180

Per share	Low	High

Net Income Per Common Share - Diluted	$0.52	$0.58
FFO per share - Fully Diluted	$1.89	$1.95
AFFO per share - Fully Diluted	$1.54	$1.60
_____________________________________________
This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing commissions are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 377,824 square feet with respect to signed leases not yet commenced at March 31, 2017).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Occupancy Rates: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio except for seven office properties totaling 2.3 million square feet which we own through three consolidated joint ventures and in which we own a weighted average of approximately 29% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents and before deducting unamortized deferred loan costs.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on March 31, 2017.

Fully Diluted Shares:  Represents the sum of our diluted shares outstanding plus the outstanding units in our operating partnership.

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Definitions

Funds From Operations (FFO):   We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, real estate depreciation and amortization (other than amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, acquisition related expenses, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of March 31, 2017.

Pro Forma Net Debt: Represents our share of Consolidated Net Debt and our share of our unconsolidated real estate funds' debt, net of cash and cash equivalents and before deducting unamortized deferred loan costs.

Rentable Square Feet:  Based on the BOMA measurement.  At March 31, 2017, total consists of 15,883,926 leased square feet (including 377,824 square feet with respect to signed leases not commenced), 1,470,107 available square feet, 125,613 building management use square feet and 230,046 square feet of BOMA adjustment on leased space.

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Definitions

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our consolidated properties referred to as our “same properties”, which are properties that have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared. Our same property results do not include the results of our unconsolidated Funds.  We excluded from our same property subset for 2017 any properties (i) acquired on or after January 1, 2016; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2016; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on or after January 1, 2016. Our same properties for 2017 include all of our consolidated properties other than (i) six office properties totaling 2.2 million square feet which we acquired during 2016 through two consolidated joint ventures which we manage and in which we hold a weighted average interest of approximately 28% based on square footage, (ii) a multifamily property in Honolulu where we expect to add a net additional 475 units, (iii) a 661,000 square foot office property in Los Angeles which included a 35,000 square foot gym which is undergoing a repositioning, (iv) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two-thirds interest) undergoing a repositioning and (v) a 168,000 square foot office property which we sold during the third quarter of 2016.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our two unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

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